CORNELL CAPITAL PARTNERS, LP
                          101 Hudson Street, Suite 3700
                              Jersey City, NJ 07302

September 29, 2006

EarthShell Corporation
1301 York Road, Suite 200
Lutherville, MD 20193
Attention: Scott Houston

Dear Mr. Houston

      This agreement (the "Agreement") will confirm our understanding regarding the obligations of EARTHSHELL CORPORATION, a Delaware corporation (the "Company") owed to CORNELL CAPITAL PARTNERS, LP ("Cornell"). The Company hereby acknowledges, confirms and agrees that as of the close of business on September 29, 2006 the Company is indebted to Cornell pursuant to the Secured Convertible Debenture dated December 30, 2005 (the "Convertible Debenture") in an amount of $4,500,000 plus accrued and unpaid interest of $409,500.

      The Company and Cornell are each a party to that certain Investor Registration Rights Agreement, dated December 30, 2005 (the "Registration Rights Agreement"), entered into in connection with the Company's issuance of the Convertible Debenture, pursuant to which the Company filed a registration statement (the "Registration Statement") with the U.S. Securities and Exchange Commission (the "Commission") to register the shares of the Company's common stock, par value $0.001 per shares (the "Common Stock"), underlying the Convertible Debentures on February 14, 2006. Pursuant to the Registration Rights Agreement, the Company was obligated to obtain the effectiveness of the Registration Statement by May 31, 2006 (the "Scheduled Effective Deadline"). Further, failure to obtain the effectiveness of the Registration Statement by the Scheduled Effective Deadline shall result in the imposition of liquidated damages ("Liquidated Damages") equal to one percent (1%) of the liquidated value of the Convertible Debenture for each thirty (30) day period after the Scheduled Effective Deadline and in addition to Liquidated Damages, the failure to obtain the effectiveness of the Registration Statement by June 30, 2006 constituted an event of default.

      On July 12, 2006 the Company and Cornell entered into a forbearance agreement pursuant to which, among other things, Cornell agreed to forbear from calling a default from the date thereof through September 30, 2006 as a result of the Registration Statement not being declared effectiveness and Cornell waived any Liquidated Damages through September 30, 2006. The Company acknowledges that the Registration Statement will not be declared effective by September 30, 2006 and that after such date, an event of default under the Convertible Debentures shall have occurred as a result of the Registration Statement not being declared effective with the Commission (the "Existing Default").

      Our agreement is as follows:

1. In consideration of the accommodations made by Cornell to the Company set forth herein,

      a. Within two business days of the date hereof, the Company shall issue to Cornell 187,500 shares of Common Stock (the "Shares"). The Shares and shall have "piggy back" registration rights and shall be included on any registration statement filed subsequent to the Registration Statement. Cornell shall also have the right to demand the registration of the Shares by providing the Company with 30 day's advance written notice of such request. In the event the Registration Statement is declared effective prior to November 1, 2006, Cornell shall return 125,000 of the Shares to the Company. In the event the Registration Statement is declared effective after November 1, 2006 and before December 1, 2006, Cornell shall return 62,500 of the Shares to the Company. In the event that the Registration Statement is declared effective after December 1, 2006, Cornell shall not return any of the Shares.

      b. Cornell shall waive any Liquidated Damages that may accrue from and after the date hereof through December 31, 2006.

      c. The Company shall continue to work with the SEC to obtain the effectiveness of the Registration Statement and obtain such effectiveness by December 31, 2006.

      d. In accordance with the terms of Section 3(c)(ii) of the Debenture, the Company agrees to waive the conversion restriction set forth in
            Section 3(c)(ii) of the Debenture with respect to conversions made at the option of Cornell.

      e. All amounts owed, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges (collectively, the "Obligations") now or hereafter payable by the Company to Cornell (including, without limitation, the amounts referenced in the table above) under the Convertible Debentures and all other agreements, contracts, instruments or other items delivered in connection therewith (collectively, along with this letter agreement shall be referenced herein as the "Transaction Documents") are unconditionally owing by the Company to Cornell, without offset, setoff, defense or counterclaim of any kind, nature or description whatsoever. All terms of the Transaction Documents not modified by this Agreement shall remain in full force and effect. An event of default on any Transaction Document shall constitute an Event of Default on all other Transaction Documents.

      f. The Company hereby acknowledges, confirms and agrees that Cornell has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Pledged Property (as defined in the Transaction Documents) heretofore granted pursuant to any and all security agreements or otherwise granted to or held by Cornell.

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

      g. In reliance upon the representations, warranties and covenants of the Company contained in this Agreement, and subject to the terms and conditions set forth herein, Cornell hereby waives on a one-time basis only the Existing Defaults and further agree to forbear from exercising its rights and remedies under the Transaction Documents or applicable law in respect of or arising out of the Existing Defaults, subject to the conditions, amendments and modifications contained herein for the period (the "Forbearance Period") commencing on the date hereof and continuing for so long as the following conditions are met: (i) the Company strictly complies with the terms of this Agreement (including the covenant of the Company set forth in Section 2.d. hereof), and (ii) there is no occurrence or existence of any event of default, other than the Existing Default under the Transaction Documents or any other agreement that the Company has entered into with Cornell.

      h. Upon the termination or expiration of the Forbearance Period, the agreement of Cornell to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Cornell to exercise such rights and remedies immediately, including, but not limited to, the acceleration of all of the Obligations without any further notice, passage of time or forbearance of any kind. This Agreement shall be deemed to satisfy any and all requirements by Cornell to notify the Company of the occurrence of the Existing Default and satisfies any obligation by Cornell to give the Company an opportunity to cure each Existing Default.

      i. The Company hereto acknowledges, confirms and agrees that: (a) each of the Transaction Documents to which it is a party has been duly executed and delivered to Cornell by the Company, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of the Company contained in such documents and in this Agreement constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, and the Company has no valid defense to the enforcement of such obligations, and (c) Cornell is and shall be entitled to the rights, remedies and benefits provided for in the Transaction Documents and applicable law, without offset, setoff, defense or counterclaim of any kind, nature or descriptions whatsoever.

      j. This letter may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This letter shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of this letter. The terms of this letter supersede the terms of any other verbal or written agreement existing prior to the date hereof. In the event of any litigation arising hereunder, the prevailing party or parties shall be entitled to recover its or their reasonable attorneys' fees and court costs from the other party or parties, including the costs of bringing such litigation and collecting upon any judgments. This letter shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, trustees, successors and assigns. Except for the amounts expressly set forth herein, none of the parties hereto shall be liable to any other party for any amounts whatsoever.

2. Payoff. Subject to the terms and conditions of the Section titled "Right of Redemption" in the Convertible Debenture, the Company may repay all outstanding amounts owed under the Convertible Debenture by paying to Cornell the sum of (i) the outstanding principal and unpaid interest as set forth in the first paragraph above, (ii) a per diem interest amount of $1,500 per day from the date hereof through the date payment is received, and (iii) the applicable Redemption Premium (as defined in the Convertible Debentures), less any adjustment to be made as a result of any conversions by Cornell (the "Payoff Amount"). Cornell hereby (i) acknowledges and agrees that payment of the Payoff Amount will constitute payment in full of all of the Company's obligations under the Convertible Debentures and
      (ii) shall release, effective upon the receipt of the Payoff Amount, all security interests and liens which the Company may have granted to the Cornell.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK


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

      If the foregoing correctly sets forth the terms of our agreement, please sign this letter on the line provided below, whereupon it will constitute a binding agreement among us.


                                        Sincerely,


                                        CORNELL EQUITY PARTNERS, LP


                                        By: Yorkville Advisors, LLC
                                        Its:  General Partner


                                        By:     /s/ Troy Rillo
                                           -------------------------------------
                                        Name:   Troy Rillo
                                        Title:  Managing Director


ACCEPTED AND AGREED:
EARTHSHELL CORPORATION


By:     /s/ Paul Susie
   ---------------------------
Name:   Paul Susie
Title:  Principal Accounting Officer


Acknowledged by:

/s/ Benton Wilcoxon
------------------------------
Benton Wilcoxon


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